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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
FIBERSTARS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2001

Dear Shareholder:

    This year's annual meeting of shareholders will be held on May 23, 2001 at 2:00 P.M., local time, at the principal executive offices of Fiberstars, Inc., 44259 Nobel Drive, Fremont, CA 94538. You are cordially invited to attend.

    The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

    The Proxy Statement and related proxy form, as well as a copy of the Company's 2000 Annual Report, are being sent on or about April 25, 2001.

    The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,

/s/ DAVID N. RUCKERT David N. Ruckert President, Chief Executive Officer

FIBERSTARS, INC.
44259 Nobel Drive
Fremont, California 94538

Notice Of Annual Meeting Of Shareholders
To Be Held May 23, 2001

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fiberstars, Inc. (the "Company") will be held on May 23, 2001, at 2:00 P.M., local time, at the principal executive offices of Fiberstars, Inc., 44259 Nobel Drive, Fremont, California, for the following purposes:

  1.
  To elect nine directors to serve for the ensuing year and until their successors are elected and qualified, the nominees for which are as follows: David N. Ruckert, Theodore L. Eliot, Jr., Michael Feuer, Ph.D., B.J. Garet, Wayne R. Hellman, John B. Stuppin, Philip Wolfson, D. Jonathan Merriman and Alan J. Ruud;

  2.
  To consider and vote upon a proposal to increase the number of shares of the Company's Common Stock reserved for issuance under its 1994 Directors Stock Option Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 11, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ DAVID N. RUCKERT President, Chief Executive Officer

Fremont, California
April 25, 2001

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

FIBERSTARS, INC.
44259 Nobel Drive
Fremont, California 94538

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

    The enclosed Proxy is solicited on behalf of the Board of Directors of Fiberstars, Inc., a California corporation ("Fiberstars" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 23, 2001 at 2:00 P.M., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of Fiberstars, Inc., 44259 Nobel Drive, Fremont, California.

    This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 25, 2001. The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

    THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST BY THE SHAREHOLDER TO FIBERSTARS, INC., 44259 NOBEL DRIVE, FREMONT, CALIFORNIA 94538, ATTN: INVESTOR RELATIONS.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (44259 Nobel Drive, Fremont, California 94538, Attention: David N. Ruckert) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the shareholder.

Record Date and Share Ownership

    Only shareholders of record at the close of business on April 11, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 4,312,290 shares of Common Stock, par value $.0001 per share ("Common Stock"), issued and outstanding.

Voting

    Generally, each share of Common Stock held as of the Record Date entitles its holder to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. However, if, prior to the voting to elect directors, any shareholder gives notice at the Annual Meeting of his or her intention to cumulate his or her votes, and if the names of the candidate or candidates for whom that shareholder intends to vote have been placed in nomination prior to the voting, then all shareholders may cumulate their votes for candidates in nomination. This means that each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or such shareholder may distribute that total number of votes among as many candidates as he or she thinks fit. The person authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as he may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. On all matters except the election of directors, each share carries one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

    The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of the nine nominees for directors listed in this proxy statement, FOR the election to increase the number of shares of the Company's Common Stock reserved for issuance under the 1994 Directors Stock Option Plan, FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of anyone or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the Company's Board of Directors, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

    If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed.

    The Company's Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by amendment of the Bylaws adopted by the shareholders or by the Board of Directors. The number of directors is currently fixed at nine.

    The names of the persons nominated by the Board of Directors for election as directors, their ages as of April 25, 2001, and their backgrounds are set forth below.

Name	Age	Director Since
John B. Stuppin	67	1993
David N. Ruckert	63	1987
Theodore L. Eliot, Jr.	73	1994
Michael Feuer, Ph.D.	58	1991
B.J. Garet	73	1995
Wayne R. Hellman	55	1997
Philip Wolfson	57	1986
D. Jonathan Merriman	40	1999
Alan J. Ruud	53	1999

    Mr. Stuppin joined the Company as a director in February 1993 and was elected Chairman of the Board in May 1995. Since September 1987, Mr. Stuppin has served in various executive capacities with Neurobiological Technologies, Inc. ("NTI"), a biomedical development company he co-founded, and he currently serves as a director of NTI. Mr. Stuppin also has been an investment banker and a venture capitalist, with over 25 years of experience in the founding and management of companies active in emerging technologies.

    Mr. Ruckert joined the Company in November 1987 as President, Chief Operating Officer and a director. He has served as Chief Executive Officer of the Company since October 1988 and served as Secretary of the Company from February 1990 to February 1994. From June 1985 to October 1987, he was Executive Vice President of Greybridge, a toy company which he co-founded that was later acquired by Worlds of Wonder in 1987. Prior to that time, he was Executive Vice President of Atari from October 1982 to June 1984 and was a Manager/Vice President of Bristol-Myers Company in New York from October 1966 to October 1982.

    Mr. Eliot has served as a director of the Company since May 1994. Mr. Eliot retired from the United States Department of State in 1978 with the rank of Ambassador. He served as the Dean of the Fletcher School of Law and Diplomacy from 1979 to 1985 and as Secretary General for the United States of the Bilderberg Meetings from 1981 until his retirement in October 1993. Mr. Eliot also is a director of NTI.

    Dr. Feuer has served as a director of the Company since October 1991. From March 1999 to April 2000, Dr. Feuer was Senior Program Manager for Synopsys, Inc., an electrical design automation company. He was Managing Director of Pacific Venture Partners, a venture capital firm, from September 2000 to December 2000. Dr. Feuer was a general partner of Pacific Technology Fund, a venture capital firm in Santa Clara, California from March 1992 to April 1998. During this same period of time, Dr. Feuer was President of Santa Clara Associates, Inc., the management entity of Pacific Technology Fund.

    Mr. Garet has served as a director of the Company since December 1995. From 1984 until his retirement in 1993, Mr. Garet served as Chairman of Hanson Lighting Group and Chief Executive Officer of USI Lighting. From 1973 to 1984, he served in several executive capacities with U.S. Industries, Inc., a diversified manufacturer of lighting and other products, where his responsibilities included the management of eight operating divisions.

    Mr. Hellman has served as a director of the Company since September 1997. Since May 1995, Mr. Hellman has been Chairman of the Board of Directors and Chief Executive Officer of Advanced Lighting Technologies, Inc. ("ADLT"), a firm that holds 24% of the outstanding shares of Fiberstars' Common Stock. From 1983 until May 1995, Mr. Hellman founded a total of seventeen affiliated companies that specialize in the production and distribution of metal halide lighting systems, all of which were eventually acquired by ADLT. From 1968 until 1983, Mr. Hellman served in various capacities at General Electric Company ("GE"), including Manager of Strategy Analysis for the GE Lighting Business Group, Manager of Engineering for the Photographic Lamp Department, and Manager of Metal Halide Product Engineering.

    Dr. Wolfson has served as a director of the Company since January 1986. Dr. Wolfson also served as a director and consultant to NTI from 1989 to 1992. He has been Assistant Clinical Professor at the University of California School of Medicine in San Francisco since 1986. Dr. Wolfson has maintained a private practice in psychiatric medicine since 1982. Since 1998 Dr. Wolfson has been CEO of Phytos, Inc. an herbal medicine development company.

    Mr. Merriman joined the Company as a director in August 1999. Mr. Merriman is the Chief Executive Officer of RateXchange, a California company. Previously from 1998 to 2000 he was managing director and head of the Equity Capital Markets Group of First Security Van Kasper, an investment bank headquartered in San Francisco, California. Wells Fargo & Company acquired First Security Van Kasper in October 2000. He serves on the boards of Wells Fargo Van Kasper, SSE Telecom, Inc., RateXchange Corporation, Leading Brands, Inc. and served on the Board of Directors of Pacer Technology, Inc. from March 1999 to December 1999. Prior to joining First Security Van Kasper in 1998, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc. in 1989.

    Mr. Ruud has served as a director of the Company since August 1999. He is Vice Chairman, President, Chief Operating Officer and a director of ADLT, a firm that holds 24% of the outstanding shares of Fiberstars' Common Stock. Mr. Ruud is also Chairman and Chief Executive Officer of Ruud Lighting, a lighting fixture company he founded in 1982. Prior to starting Ruud Lighting, Mr. Ruud founded SPI Lighting in 1975, which was subsequently sold to McGraw Edison in 1978, after which he served as Vice President for that firm until 1982. Mr. Ruud has received numerous awards throughout his career including the Ernst & Young/Merrill Lynch 1991 Entrepreneur of the Year for the state of Wisconsin.

Board Meetings and Committees

    The Board of Directors held a total of five (5) meetings during the fiscal year ended December 31, 2000. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve. The Board of Directors has an Audit and Finance Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit and Finance Committee of the Board of Directors, which currently consists of directors Eliot, Garet, and Stuppin, held three meetings during fiscal year 2000. The Audit and Finance

Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews the management of the Company's investments.

    The Compensation Committee of the Board of Directors currently consists of directors Eliot, Feuer, Garet, Stuppin and Wolfson, and held one meeting during fiscal year 2000. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company, administers the Company's stock plans and determines the terms and conditions of stock option grants. No director serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company's subsidiaries.

Director Compensation

    Each non-employee director receives $1,000 per Board of Directors or Committee meeting attended to cover out-of-pocket expenses incurred in connection with such attendance. During the fiscal year ended December 31, 2000, Messrs. Eliot, Feuer, Garet, Hellman, Stuppin, Wolfson, Merriman and Ruud received aggregate payments of $3,000, $3,000, $3,000, $2,000, $3,000, $3,000, $2,000 and $3,000 respectively, for their services as directors.

    Following his appointment as a director in June 1994, Mr. Eliot was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share, which option has a ten-year term and vested in four equal installments on the first four anniversaries of the date of his appointment to the Board of Directors. On August 18, 1994, the effective date of the 1994 Directors' Stock Option Plan (the "Effective Date"), each of Messrs. Feuer, Eliot, Stuppin, Paul Wang (the Company's director from January 1986 to May 1997) and Wolfson was automatically granted an option to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share, which options have ten-year terms and vested in twelve equal monthly installments following the date of grant of the option. Subsequently, 5,000 options have been granted automatically under the Company's 1994 Directors' Stock Option Plan every year to each director who is serving at the time of the Company's annual meeting, all of which options have ten-year terms, vest in twelve equal monthly installments following the date of grant of the option and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

    Dr. Wolfson, under a consulting agreement with the Company dated August 25, 1994, received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $5.875 per share (which was the fair market value of the Company's Common Stock on the date of grant), which option vested in four equal installments on the first four anniversaries of the date of the consulting agreement. Dr. Wolfson does not receive any other compensation under the consulting agreement. Additional option grants were made upon the initial appointment of the following individuals to the Company's Board of Directors: 10,000 shares to Mr. Garet upon his appointment as a director in December 1995 at an exercise price of $4.00 per share; 10,000 shares to Mr. Hellman upon his becoming a director in September 1997 at an exercise price of $6.250 per share; and, 10,000 shares to Messrs. Merriman and Ruud upon their appointment as directors in August 2000 at an exercise price per share of $5.219 per share.

Required Vote

    The nine nominees receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO 1994 DIRECTORS' STOCK OPTION PLAN

General

    The Company's 1994 Directors' Stock Option Plan was adopted by the Company's Board of Directors in April 1994 and was approved by the Company's shareholders in August 1994 (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company. Currently, the Company has eight nonemployee directors. A total of 150,000 shares, as adjusted for stock splits, stock dividends and other situations, was originally reserved for issuance under the Directors' Plan. Additional shares in the amount of 50,000 and 100,000 were reserved and approved by shareholders in May 1998 and May 1999 respectively, bringing the total reserved to 300,000. As of April 11, 2001, options to purchase 262,916 shares of Common Stock had been granted under the Directors' Plan and 37,084 shares was available for future grants under the Directors' Plan.

Proposed Amendment

    In April 2001, the Board of Directors approved an amendment to increase the number of shares reserved and authorized for issuance under the Directors' Plan by 100,000 shares (the "Amendment"). The shareholders are being asked to approve the amendment. The Board of Directors believes that the approval of the Amendment is in the best interests of the Company and its shareholders because the availability of stock options is an important factor in attracting and retaining qualified nonemployee directors essential to the success of the Company.

Summary of the Provisions of the Directors' Plan

    The following summary of the Directors' Plan is qualified in its entirety by the specific language of the Directors' Plan, a copy of which is available to any shareholder upon request, without charge, by contacting Investor Relations, Fiberstars, Inc., 44259 Nobel Drive, Fremont, California 94538; tel. (510) 490-0719.

    General.  The Directors' Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company. As of April 11, 2001, 31,250 options to purchase Common Stock granted under the Directors' Plan had been exercised at prices between $3.43 and $5.625 per share, options to purchase an aggregate of approximately 231,666 shares remained outstanding and approximately 37,084 shares remained available for future grant under the Directors' Plan.

    Shares Subject to Plan.  A total of 400,000 shares of Common Stock have been reserved by the Board of Directors for issuance under the Directors' Plan, after approval of the Amendment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, proportional adjustments will be made to the shares subject to the Directors' Plan, to the terms of automatic option grants under the plan, and to outstanding options. If any outstanding option under the Directors' Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the plan and become available for future grants.

    Administration.  The Directors' Plan may be administered by the Board of Directors. Although the Directors' Plan is designed to work automatically without administration, to the extent administration is necessary, the Board is authorized to interpret the Directors' Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors' Plan or any option.

    Eligibility.  Only directors of the Company who are not employees of the Company or of any parent or subsidiary corporation of the Company at the time of option grant (the "Outside Directors") are eligible to participate in the Directors' Plan. Currently, the Company has eight Outside Directors.

    Automatic Grant of Options.  Grants under the Directors' Plan are automatic and non-discretionary. The Directors' Plan provides that each Outside Director who first serves on the Board of Directors after the Effective Date automatically will be granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election or appointment. The Directors' Plan also provides for the annual automatic grant of an additional option to purchase 5,000 shares of Common Stock on the date of each Annual Meeting of the Company's shareholders at which each nonemployee director is elected to the Board of Directors, provided that on such date, he or she shall have served on the Board of Directors for at least three months prior to the date of such Annual Meeting.

    Exercise Price and Vesting.  Each option granted under the Directors' Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors' Plan. The per share exercise price of any option granted under the Directors' Plan must equal the fair market value of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the closing price of the Company's Common Stock on the date of grant as reported on the Nasdaq National Market. As of April 11, 2001, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $4.47 per share.

    Termination of Options  Shares subject to options granted under the Directors' Plan will vest and become exercisable in twelve (12) equal monthly installments following the date of grant. Generally, the exercise price may be paid in cash, by check, other shares of Common Stock having a fair market value equal to the aggregate exercise price on the date of surrender, or any combination of such methods of payment. An option granted under the Directors' Plan may be exercised only by the optionee during the lifetime of the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution. Options granted under the Directors' Plan expire 10 years after the date such option is granted, subject to earlier termination in the event the optionee's service as a director of the Company ceases or in the event of an acquisition, dissolution or liquidation of the Company, as discussed below.

    Dissolution, Liquidation or Change of Control.  The Directors' Plan provides that in the event of the proposed dissolution or liquidation of the Company, options granted pursuant to the Directors' Plan will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its sole discretion, declare that any such options will terminate as of a date fixed by the Board, and give each optionee the right to exercise their option as to all or any part of the shares subject to such options, including shares as to which the options would not otherwise be exercisable. The Directors' Plan further provides that in the event of a proposed (i) sale of all or substantially all of the assets of the Company, or (ii) merger of the Company with or into another corporation which results in the transfer of ownership of more than fifty percent (50%) of the voting power of the Company, the Company's outstanding options will be assumed or an equivalent option substituted by such acquiring or successor corporation or its parent or subsidiary, unless the Board of Directors, in its sole discretion, and in lieu of such assumption or substitution, gives optionees the right to exercise their options as to some or all of the shares subject to such options, including shares as to which the options would not otherwise be exercisable.

    Termination or Amendment.  The Directors' Plan will continue until February 2004, unless earlier terminated by the Board of Directors. The Board of Directors may terminate or amend the Directors' Plan at any time, but, the Board of Directors may not adopt an amendment to the Directors' Plan which would require shareholder approval under any law or regulation, including an amendment increasing the total number of shares of Common Stock reserved for issuance thereunder, without the approval of the shareholders. No termination or amendment of the Directors' Plan may adversely affect an outstanding option without the consent of the optionee.

Summary of Federal Income Tax Consequences of the Directors' Plan

    The following is a summary as of the date of this document of the United States federal income tax consequences to Fiberstars and participants under the Directors' Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend on his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Directors' Plan.

    Options granted under the Directors' Plan are nonstatutory stock options, which have no special tax status. A participant generally recognizes no taxable income at the time the option is granted. However, upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. This amount may be subject to income tax withholding by Fiberstars, either by payment in cash or withholding out of the participant's salary. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. Special rules apply where all, or a portion of the exercise price is paid by tendering shares of Common Stock. A capital gain or loss will be long-term if the optionee's holding period of the shares is more 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

    ERISA.  The Directors' Plan is not subject to any of the provisions of the Employee Retirement Income Security Act, or "ERISA," and is not qualified under Section 401A of the Internal Revenue Code.

Changed Plan Benefits

    From the inception of the Directors' Plan through April 11, 2001, the current directors who are not executive officers of the Company have received, in the aggregate, options under the Directors' Plan for the following numbers of shares: Mr. Eliot, 35,000 shares, Mr. Feuer, 35,000 shares, Mr. Garet, 35,000 shares, Mr. Hellman, 30,000 shares, Mr. Merriman, 15,000, Mr. Ruud, 15,000, Mr. Stuppin, 35,000 shares, and Mr. Wolfson, 35,000 shares. Benefits under the Directors' Plan depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the dollar value of benefits that might be received by persons granted options under the Directors' Plan. No option grants have been made under the Directors' Plan out of the 100,000 additional shares that shareholders are being asked to approve.

Required Vote

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

    The Board of Directors believes that the increase in the share reserve of the Directors' Plan is in the best interests of the shareholders and the Company for the reasons stated above.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE DIRECTORS' PLAN.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 11, 2001 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer, each of the Company's four most highly compensated executive officers and one of the Company's former executive officers who resigned his position of Chief Operating Officer in November 2000, and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 44259 Nobel Drive, Fremont, California 94538.

    The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, special attention should be given to the footnotes.

	Shares Beneficially Owned(1)
Name and Address	Number	Percent of Outstanding Common Stock(2)
Advanced Lighting Technologies, Inc.(3) 32000 Aurora Road Solon, OH 44139	1,511,343	31.5%
Theodore L. Eliot, Jr.(4)	50,166	1.2%
Michael Feuer(5)	125,567	2.9%
B. J. Garet(6)	39,166	*
Wayne Hellman(7)	29,166	*
D. Jonathan Merriman(8)	49,166	1.1%
David N. Ruckert(9)	354,073	7.8%
Alan J. Ruud(10)	14,166	*
John B. Stuppin(11)	110,082	2.5%
Philip Wolfson(12)	160,088	3.7%
Robert Connors(13)	36,000	*
Barry R. Greenwald(14)	109,997	2.5%
Frederick Martin(15)	81,271	1.9%
J. Steven Keplinger(16)	110,0491	2.5%
Trigran Partners	398,882	9.2%
Cannell Capital	400,500	9.3%
All executive officers and directors as a group (17 persons)(17)	2,937,837	51.7%

*
Less than one percent.

1.
To Fiberstars' knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.
Based on 4,312,290 shares outstanding as of April 11, 2001. In addition, shares issuable pursuant to options which may be exercised within 60 days of April 11, 2001 are deemed to be issued and understanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individuals particular circumstances.

3.
Includes 1,023,011 shares and 445,000 warrants that are exercisable on or before April 20, 2001 held by Advanced Lighting Technologies, Inc., of which Mr. Hellman is President and as to which Mr. Hellman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 20,833 shares subject to outstanding stock options held by Mr. Hellman that are exercisable on or before April 11, 2001, and 14,166 shares subject to outstanding options held by Mr. Ruud that are exercisable on or before April 11, 2001.

4.
Includes 1,000 owned by the Eliot Trust, of which Mr. Eliot is a beneficiary. Includes 48,166 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

5.
Includes 52,968 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

6.
Includes 39,166 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

7.
Includes 29,166 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

8.
Includes 14,166 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

9.
Includes 220,000 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

10.
Includes 14,166 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

11.
Includes 5,416 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

12.
Includes 46,666 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

13.
Includes 36,000 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

14.
Includes 104,496 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

15.
Includes 79,000 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

16.
Includes 105,331 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

17.
Includes 957,039 shares subject to outstanding stock options exercisable within 60 days of April 11, 2001.

REPORT OF THE AUDIT COMMITTEE AND FINANCE COMMITTEE

    The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit and Finance Committee Charter is attached as Appendix A to this Proxy Statement. The members of the Audit and Finance Committee are Theodore L. Eliot, Jr., B.J. Garet and John B. Stuppin, each of whom meets the independence standards established by the Nasdaq Stock Market.

    The Audit and Finance Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit and Finance Committee reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with the Company's management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

    The Audit and Finance Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit and Finance Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee).

    In reliance on the reviews and discussions outlined above, the Audit And Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    The foregoing report has been furnished by the Audit and Finance Committee of the Board of Directors of Fiberstars, Inc.

                      AUDIT AND FINANCE COMMITTEE

                      John B. Stuppin
                      Theodore L. Eliot, Jr.,
                      B.J. Garet

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

    The following table sets forth all compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, as well as one of the Company's former executive officers who resigned his position as Chief Operating Officer in November 2000, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2000.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation			Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation(1)
David N. Ruckert President and Chief Executive Officer	2000 1999 1998	$211,128 $190,800 $190,800	$27,720 — —	55,000 107,500 —	$6,447 $5,894 $5,341
Barry Greenwald Senior Vice President, Pool & Spa Division	2000 1999 1998	$80,000 $80,000 $80,000	$169,262 $122,480 $77,600	1,666 64,666 —	$1,212 $1,092 $973
J. Arthur Hatley Vice President and General Manager, Commercial Lighting	2000 1999 1998	$76,000 $76,000 $76,000	$66,458 $66,458 $49,879	— — 25,000	$715 $1,087 $186
Fredrick Martin(2) Chief Operating Officer	2000 1999 1998	$168,920 $161,748 $150,166	$15,000 — —	— 31,500 —	$1,138 $1,138 $1,138
J. Steven Keplinger Senior Vice President, Operations and Retail	2000 1999 1998	$154,780 $128,080 $128,081	$13,337 —	12,000 21,000 —	$518 $465 $438
Robert Connors Vice President, Finance Chief Financial Officer	2000 1999 1998	$153,500 $141,000 $68,963	$13,500 — —	29,000 21,000 50,000	$620 $620 $620

(1)
Represents premiums paid on life insurance policies for the officer's benefit.

(2)
Mr. Martin resigned his position as Chief Operating Officer in November 2000 but continues to provide services to the Company.

Stock Options Granted in Fiscal 2000

    The following table sets forth certain information for the year ended December 31, 2000 with respect to stock options granted to the individuals named in the Summary Compensation Table above.

Option Grants in Fiscal Year 2000

	Individual Grants in Fiscal 2000
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Share)(3)	Expiration Date(4)	Grant Date Value(5)
David N. Ruckert	55,000	18.1%	$4.625-6.875	12/07//2005	$162,959
Barry Greenwald	1,666	0.5%	$0.90	1/17/2005	$919
J. Arthur Hatley	—	—	—	N/A	$—
Fred Martin	—	—	—	N/A	$—
J. Steven Keplinger	12,000	03.9%	$4.50-$4.65	1/28/2005	$33,994
Robert Connors	29,000	9.5%	$6.625	7/20/2005	$119,186

(1)
Such stock options vest as to 25% of the shares covered by the respective options on each anniversary of the grant date, becoming fully vested on the fourth anniversary of the date of grant. Under the terms of the Company's 1994 Stock Option Plan, the Board of Directors or a duly appointed committee of the Board of Directors retains the discretion, subject to certain limitations within the option plan, to modify, extend, or renew outstanding options and to reprice outstanding options, and to accelerate the vesting of options in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue which may be lower than the original exercise price of such canceled options.

(2)
Based on 304,000 options granted to employees in fiscal 2000.

(3)
The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4)
Subject to earlier termination upon certain events related to termination of employment.

(5)
Grant date value based on Black-Scholes calculation based on 5-year life of the option and using a volatility of 78%.

Option Exercises and Fiscal 2000 Year End Value

    The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 2000, and unexercised options held as of December 31, 2000, by the individuals named in the Summary Compensation Table.

Aggregate Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Shares Acquired on Exercise(#)
Value Realized($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
David N. Ruckert	—	—	220,000/42,500	636,746/123,008
Barry Greenwald	—	—	105,496/17,500	300,737/50,650
J. Arthur Hatley	—	—	39,750/16,250	105,767/43,238
Fredrick Martin	10,000	46,870	79,000/22,500	213,237/60,732
J. Steven Keplinger	3,500	21,725	105,331/17,500	328,338/54,551
Robert Connors	—	—	36,000/64,000	96,386/171,354

    Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on the last trading day of fiscal 2000, which was $7.4375.

Employment Agreements and Change in Control Agreements

    The Company has entered into agreements with Barry Greenwald, J. Arthur Hatley, J. Steven Keplinger, John Davenport and Robert A. Connors. Under these agreements, Messrs. Greenwald, Hatley, Keplinger, Davenport and Connors are each entitled to receive severance payments in the event their employment with the Company is terminated without cause at any time within six months after a change in control in the Company as that term is defined their agreements. The amount of the severance payments would be equal to the total cash compensation the respective officer was receiving prior to the change in control for a period of months equal to the total number of years of the respective officer's employment with the Company.

    The Company has issued offers of employment to Barry Greenwald, J. Arthur Hatley, J. Steven Keplinger, John Davenport and Robert A. Connors. These offer letters described the initial conditions of their employment including salary, car allowance, benefits, incentives and option grants as appropriate to each at the time of their employment.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is currently comprised of five members of the Board of Directors and is responsible for setting and monitoring policies governing the compensation of executive officers. All of the Compensation Committee members are nonemployee directors. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and incentive levels and grants options under the Company's option plan. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

    Salary.  Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries. In determining executive officer salaries, the Compensation Committee has approved the use by management of information from salary surveys.

    The Compensation Committee annually assesses the performance and recommends to the Board of Directors the salary and overall compensation for the Company's President and Chief Executive Officer. The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews and approves the increases for any person with total compensation over $100,000.

    In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries.

    The compensation for the Company's President and Chief Executive Officer is based on a package of salary, bonus and options which is established by the Compensation Committee each year, prior to the start of the year.

    Annual Incentive.  The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 2000, awards under this bonus plan were contingent upon the Company's attainment of operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee. Awards are weighted so that higher awards are received when the Company's performance reaches maximum targets, smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets. After the total eligible bonus pool is determined, annual incentives are paid to executive officers, based on their individual performance as determined by the Company's President and Chief Executive Officer. During fiscal 2000, the Company's President and Chief Executive Officer was eligible under this bonus incentive plan to receive a bonus of up to 15% of his then current base salary. The Company's performance in fiscal 2000 was not on target, and no bonuses were paid under the aforementioned bonus incentive plan. Consistent with the Company's objective of aligning compensation with performance, the Compensation Committee anticipates that future bonus payments will be based on specific targets and performance.

    Stock Options.  The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Company's 1994 Stock Option Plan at the then current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

    The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities of each executive officer, previous and expected contributions of each officer to the Company, previous option grants to such executive officers and customary levels of option grants for the respective position in other comparable companies. Options generally vest over a four year period at 25% per year. In 2001, executive officers were granted options under a Time Accelerated Restricted Stock Award Plan ("TARSAP") within the 1994 Employee Stock Option Plan, the vesting of which was contingent upon achievement of Company and individual objectives during the fiscal 2000. As a result of not achieving these objectives in 2000, the TARSAP options have not qualified for accelerated vesting, but roll forward to a future year where upon the vesting may be accelerated if the objectives for that future year are met. A option grant to purchase 50,000 shares were made to the Company's President and Chief Executive Officer during fiscal 2000 as a result of previously granted options having lapsed. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future grants to incumbent executive officers will be based on specific targets and performance.

    The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1994 Stock Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                      COMPENSATION COMMITTEE

                      John B. Stuppin
                      Theodore L. Eliot, Jr.
                      Michael Feuer
                      B.J. Garet
                      Phil Wolfson

STOCK PRICE PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Wilshire Smallcap Index and a self determined Peer Group for the period of five fiscal years commencing December 31, 1994 and ending December 31, 2000. The graph and table assume that $100 was invested on December 31, 1994 in each of Fiberstars Common Stock, the Wilshire Smallcap Index and the self determined Peer Group, and that all dividends were reinvested. The eight companies in the self-determined Peer Group are: Advanced Lighting Technologies Inc., Catalina Lighting Inc., Cooper Industries Inc., Genlyte Group Inc., Hubbell Inc., LSI Industries Inc., National Service Industries Inc. and SLI Inc. Cumulative total shareholder return for Fiberstars Common Stock and the Wilshire Smallcap Index and the self determined Peer Group are based on Fiberstars fiscal year. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

	12/31/1995	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000
Fiberstars, Inc.	100.00	112.90	145.16	103.23	148.39	191.94
Wilshire Smallcap Index	100.00	139.00	174.34	171.62	233.51	221.49
Peer Group	100.00	139.31	160.50	146.89	122.10	120.35

CERTAIN TRANSACTIONS

    The Company has a partnership with ADLT, a holder of 24% of the Company's outstanding Common Stock for the development and supply of certain lamps and components for illuminators. The Company executed a Supply Agreement with ADLT as part of its acquisition of Unison Fiber Optic Lighting Systems, LLC ("Unison") in January 2000. The terms of this agreement provide for specified pricing on components purchased from ADLT. The Company has purchased and continues to purchase components from ADLT under the terms of this agreement. Also as part of the Unison agreement, the Company entered into a Development Agreement which provided for certain consulting work to be performed by the Company for ADLT and for which the Company received $2 million in fees from October 1999 through December 2000. Wayne R. Hellman, the Chairman of the Board and Chief Executive Officer of ADLT, and Alan Ruud, the Chief Operating Officer of ADLT, currently serve on the Company's Board of Directors and are nominees to the Board of Directors. For a more complete description of the Unison acquisition, see the Company's Annual Report on Form 10-K as filed for the year ending December 31, 2000.

    In August 2000 the Company hired First Security Van Kasper (later acquired by Wells Fargo & Company) to perform investment banking services in helping the Company evaluate an offer for part of its business. D. Jonathan Merriman is a director serving on the Company's Board of Directors and is a nominee to the Board of Directors, and is also a director on the board of Wells Fargo Van Kasper.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely met.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions from the shareholders.

    Audit Fees.  During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP billed the Company $115,399 for the audit of the Company's financial statements included in the Annual Report on Form 10-K405 for the year and for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q.

    Financial Information Systems Design and Implementation Fees.  PricewaterhouseCoopers LLP did not render any professional services to the Company during the fiscal year ended December 31, 2000 with respect to financial information systems design and implementation.

    All Other Fees.  There were no other fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above, including consulting and other non-audit services for the fiscal year ended December 31, 2000.

    Since there were no nonaudit related fees, the Audit Committee did not consider whether the provision of the services other than the audit service is compatible with PricewaterhouseCoopers LLP's independence.

Required Vote

    The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR THE 2002 ANNUAL MEETING

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than December 28, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

    Pursuant to Rule 14a-4(c)(1) of the Exchange Act, the Company's proxy for the 2001 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder submitted by a shareholder if written notice of such proposal is not received by the Company at its offices at 44259 Nobel Drive, Fremont, California 94538, on or before March 16, 2002, or, if the 2002 Annual Meeting of Shareholders is held more than 30 days before or after May 11, 2002, within a reasonable time before the mailing of the Company's proxy materials for the 2002 Annual Meeting of Shareholders.

OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ DAVID N. RUCKERT David N. Ruckert President, Chief Executive Officer

Dated: April 25, 2001

APPENDIX A

FIBERSTARS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

  1.
  STATEMENT OF POLICY

    This Charter describes the scope of the responsibilities of the Audit Committee of the Board of Directors of Fiberstars, Inc. (the "Company"). The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities and to assess the efforts and independence of the Company's auditors. It is not the responsibility of the Audit Committee to plan or conduct audits, or to determine the completeness or accuracy of the Company's financial statements in accordance with generally accepted accounting principles. It is further not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

    The Committee's primary duties and responsibilities generally will be to:

  •
  Serve as an independent body to monitor the Company's financial reporting process and internal control systems.

  •
  Review and appraise the audit efforts and independence of the Company's auditors.

  •
  Provide an avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board of Directors from time to time, by carrying out the activities enumerated in Section IV of this Charter.

  2.
  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining independence, the Board of Directors will observe the requirements of the National Association of Securities Dealers ("NASD") or other self-regulatory organization overseeing an exchange on which the Company's securities are traded.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must either (A) have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities, or (B) otherwise have accounting or related financial management expertise, as determined by the Board of Directors in its judgment and in accordance with the NASD rules.

    The members of the Committee shall be elected by the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board of Directors, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

  3.
  MEETINGS

    The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below. The Committee may meet more frequently as it may determine to be necessary or advisable.

  4.
  PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

    a.
    Documents/Reports to Review

            i. Review and reassess the Charter's adequacy periodically, at such times as the Committee deems advisable but no less frequently than annually.

           ii. Review with management the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

           iii. Review the regular Management Letter to management prepared by the independent auditors and management's response.

           iv. Review related party transactions for potential conflicts of interests.

           v. Review with the Company's auditors and management the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

           vi. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Committee will also incorporate its summaries of recommendations to the Board of Directors into the minutes of the Board of Directors meeting at which those recommendations are presented.

    b.
    Independent Auditors

            i. Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness. The independent auditors will ultimately be accountable to the Audit Committee and to the Board of Directors.

           ii. Obtain from the independent auditors a formal written statement describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1 or any applicable successor standard or guidance).

           iii. Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the outside auditor.

           iv. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

           v. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

    c.
    Financial Reporting Processes

            i. In consultation with the independent auditors, review the Company's financial reporting processes, both internal and external.

           ii. Consult with the Company's auditors regarding generally accepted accounting principles as applied in the Company's financial reporting.

           iii. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

    d.
    Process Improvement

            i. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

           ii. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

           iii. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

           iv. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

           v. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

    e.
    Ethical and Legal Compliance

            i. Encourage management to instruct Company personnel that the Company's objective is to provide the public markets with quality financial reporting, and that the Company strives to employ sound business practices and ethical behavior.

           ii. Review, with the Company's counsel, legal compliance matters, including without limitation corporate securities trading policies.

           iii. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

           iv. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

           v. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

PROXY                                                                                    PROXY

FIBERSTARS, INC.
Proxy for Annual Meeting of Shareholders

This proxy is solicited on behalf of the
Board of Directors

    The undersigned hereby appoints David N. Ruckert and Robert A. Connors, or each of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of stock in Fiberstars, Inc., a California corporation (the 'Company'), which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at the Company's principal executive offices at 44259 Nobel Drive, Fremont, California 94538, at 2:00 P.M. local time, and at any adjournment thereof as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 25, 2001 (the 'Proxy Statement'), receipt of which is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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Please mark your choices like this	/x/
		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	A vote FOR the election of the following individuals is recommended by the Board of Directors:	/ /	/ /	2.	A vote FOR the proposal to increase the number of shares of the Company's Common Stock reserved for issuance under its 1994 Directors Stock Option Plan;	/ /	/ /	/ /
(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)				3.	A vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2001 is recommended by the Board of Directors.	/ /	/ /	/ /
Theodore L. Eliot, Jr. David N. Ruckert Wayne R. Hellman	Michael Feuer, Ph.D. John B. Stuppin Alan Ruud	B.J. Garet Philip Wolfson D. Jonathan Merriman	4.	In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
The shares represented hereby will be voted as specified. If no specification is made, such shares will be voted FOR the nominees listed above, FOR proposals 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE DATE, SIGN, AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.
	Yes	No
I plan to attend the meeting.	/ /	/ /
(Please print address change (if any) on label below)

SIGNATURE(S)	DATED:	, 2001
Print or type shareholder's name	(Be sure to date Proxy)

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QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO 1994 DIRECTORS' STOCK OPTION PLAN
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE AND FINANCE COMMITTEE
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Option Grants in Fiscal Year 2000
Aggregate Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
OTHER MATTERS
APPENDIX A FIBERSTARS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS